SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 18, 2005

           (Exact name of registrant as specified in its charter)

                           UNION BANKSHARES, INC.

(State or other jurisdiction      (Commission          (IRS Employer
      of incorporation)           File Number)      Identification Number)
          Vermont                  001-15985             03-0283552

       (Address of principal executive offices)
           20 Lower Main St., P.O. Box 667               (Zip Code)
                  Morrisville, VT                        05661-0667

Registrant's telephone number, including area code:  (802) 888-6600

        (Former name or former address, if changed since last report)
                               Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01:  Other Events

On November 18, 2005, we announced the implementation of a Stock Repurchase Program of up to $2.15 million of its common stock. Repurchases under the program may be made in the open market or in privately negotiated transactions, as management may deem conditions warrant, and may not exceed 100,000 shares, in the aggregate, or approximately 2.2% of Union
Bankshares' outstanding shares.

Item 9.01:  Financial Statements and Exhibits

      (c) Exhibits. The following Exhibit is filed as part of this report on Form 8-K:

            99.1  Press Release dated November 18, 2005


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Union Bankshares, Inc.



November 18, 2005                      /s/ Kenneth D. Gibbons
                                       ______________________________
                                       Kenneth D. Gibbons,
                                       President/Chief Executive Officer


November 18, 2005                      /s/ Marsha A. Mongeon
                                       ______________________________
                                       Marsha A. Mongeon
                                       Treasurer/Chief Financial Officer


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                               EXHIBIT INDEX

99.1 Union Bankshares, Inc. Press Release dated November 18, 2005, announcing a Stock Repurchase Program.


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